UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2006
Horizon Offshore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16857	76-0487309
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On June 29, 2006, Horizon Offshore, Inc (the “Company”) entered into that certain Third Amendment to Amended and Restated Loan Agreement and Promissory Notes (the “Amendment”), by an among the Company, Horizon Vessels, Inc., Horizon Offshore Contractors, Inc. and General Electric Capital Corporation, successor-in-interest to SouthTrust Bank, amending that certain Amended and Restated Loan Agreement (the “Loan Agreement”) dated as of June 29, 2001 (as amended on November 4, 2004 and March 31, 2005).
     The Amendment, among other things, (i) extends the maturity date of the real estate promissory notes (the “Notes”) executed in connection with the Loan Agreement to June 29, 2011, and (ii) extends the liens granted pursuant to the deeds of trust executed in connection with the Loan Agreement to June 29, 2011.
     The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to such Exhibit.
Item 8.01. Other Events.
     On June 30, 2006, the Company amicably settled its claims against the underwriters on the marine hull insurance policy covering physical damage to the Gulf Horizon, the Company’s pipelay barge which caught fire in May 2004 while on tow from the U.S. Gulf of Mexico to Israel. Under the terms of the settlement, the underwriters will pay the Company $14.3 million for all claims related to the suit.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

10.1	Third Amendment to Amended and Restated Loan Agreement and Promissory Notes, effective as of June 29, 2006, by an among Horizon Offshore, Inc., Horizon Vessels, Inc., Horizon Offshore Contractors, Inc. and General Electric Capital Corporation, successor-in-interest to SouthTrust Bank

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ William B. Gibbens, III
William B. Gibbens, III
Executive Vice President and General Counsel

Date: July 6, 2006

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
10.1	Third Amendment to Amended and Restated Loan Agreement and Promissory Notes, effective as of June 29, 2006, by an among Horizon Offshore, Inc., Horizon Vessels, Inc., Horizon Offshore Contractors, Inc. and General Electric Capital Corporation, successor-in-interest to SouthTrust Bank